Exhibit 10.34
SHARE REPURCHASE AGREEMENT
THIS SHARE REPURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 1st day of November, 2011, by and between Citigroup Insurance Holding Corporation, a Georgia corporation (the "Seller"), and Primerica, Inc., a Delaware corporation (the "Purchaser").
RECITALS
WHEREAS, after due consideration, the Audit Committee of the Board of Directors of the Purchaser (“Audit Committee”), which consists solely of independent directors of the board of directors of the Purchaser, has approved the Repurchase Transaction (as defined below).
WHEREAS, the Seller desires to sell shares of common stock, par value $0.01 per share, of the Purchaser ("Common Shares") to the Purchaser, and the Purchaser desires to purchase Common Shares from the Seller, on the terms and conditions set forth in this Agreement (the "Repurchase Transaction").
NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
SALE AND PURCHASE OF COMMON SHARES
Section 1.1    Purchase. Subject to the terms and conditions of this Agreement, on November 15, 2011 or such other date as may be agreed by the parties in writing (the "Closing Date"), the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, 8,920,606 Common Shares (the "Shares"). The purchase price for the Shares shall be $22.42 per share, resulting in a total purchase price of $199,999,986.52 (the "Purchase Price").

Section 1.2    Closing. On the Closing Date, the Seller shall deliver or cause to be delivered to the Purchaser all of the Seller's right, title and interest in and to the Shares by delivery of one or more certificates evidencing the Shares being repurchased, endorsed to the Purchaser or accompanied by duly executed stock powers or other instrument of assignment. On the Closing Date, the Purchaser shall pay to the Seller the Purchase Price in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions to be provided by the Seller to the Purchaser.

Section 1.3    Condition to Closing. The obligation of either party to proceed with the closing contemplated hereby shall be expressly conditioned on the absence of any judgment, injunction, judicial order or decree binding upon a party hereto that would prohibit such party from consummating the transactions contemplated hereby or any pending action, suit or proceeding which challenges the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, provided that a failure of this condition shall not be asserted by a party if such failure is the direct or indirect result of such party's breach of any representation or warranty contained in Article II or Article III, as applicable.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller hereby makes the following representations and warranties to the Purchaser, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date.
Section 2.1    Existence and Power.

(a)The Seller has been duly incorporated and is existing as a corporation in good standing under the laws of the state of its incorporation and has the power, authority and capacity to execute and deliver this Agreement, to perform the Seller's obligations hereunder, and to consummate the transactions contemplated hereby.
(b)The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to Section 16 or Regulation 13D under the Securities Exchange Act of 1934 ("Exchange Act")) filing with, any governmental authority or regulatory authority, including any stock exchange or self-regulatory organization, or court, or body or arbitrator having jurisdiction over the Seller; and (ii) except as would not have an adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement, do not and will not constitute or result in a breach, violation or default, or cause the acceleration or termination of any obligation or right of the Seller or any other party thereto, under (A) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Seller is a party, (B) the Seller's organizational documents or (C) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, including any stock exchange or self-regulatory organization, governmental authority, arbitrator, mediator or similar body.

Section 2.2    Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and general principles of equity. The Seller has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 2.3    Title to Shares. The Seller has good and valid title to the Shares free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim (other than to the extent set forth in the Securities Purchase Agreement, dated as of February 8, 2010, by and among the Seller, the Purchaser, Warburg Pincus Private Equity X, L.P., a Delaware limited partnership, and Warburg Pincus X Partners, L.P., a Delaware limited partnership, and the following entities that are parties thereto for limited purposes only: Citigroup Inc., a Delaware corporation, Warburg Pincus LLC, a Delaware limited liability company, and Warburg Pincus & Co., a Delaware corporation, provided that the option provided for in such agreement has been waived), and has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Shares or its ownership rights in such Shares or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Shares.

Section 2.4    Sophistication of the Seller. The Seller acknowledges and agrees that, except as set forth in this Agreement, the Purchaser is not making any express or implied warranties in connection with the Repurchase Transaction. The Seller has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase Transaction and of making an informed investment decision. The Seller and/or the Seller's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Purchaser concerning the Shares and the Purchaser and all such questions have been answered to the Seller's full satisfaction. The Seller is not relying on the Purchaser with respect to the tax and other economic considerations of the Repurchase Transaction, and the Seller has relied on the advice of, or has consulted with, the Seller's own advisors.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser hereby makes the following representations and warranties to the Seller, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date.
Section 3.1    Existence and Power.

(a)The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Purchaser's obligations hereunder, and to consummate the transactions contemplated hereby.

(b)The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby (i) do not require, except as have been obtained prior to the date hereof, the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental or regulatory authority, including any stock exchange or self-regulatory organization, or court, or body or arbitrator having jurisdiction over the Purchaser or any of its subsidiaries; and (ii) except as would not have an adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement, do not and will not constitute or result in a breach, violation or default, or cause the acceleration or termination of any obligation or right of the Purchaser, any of the Purchaser's subsidiaries or any other party thereto, under (A) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Purchaser or any of its subsidiaries is a party, (B) the Purchaser's or any of its subsidiaries' organizational documents or (C) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, including any stock exchange or self-regulatory organization, governmental authority, arbitrator, mediator or similar body.

Section 3.2    Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and general principles of equity. This Agreement and the purchase of the Shares contemplated hereby have been approved by the unanimous approval of each member of the Audit Committee of the Purchaser's board of directors, which has been duly authorized to so act and each member of which is disinterested with respect to this Agreement and the transactions contemplated hereby (the “Independent Committee”). Such approval shall comply with Rule 16b-3 of the Exchange Act. The Purchaser has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 3.3    Sufficient Funds. The Purchaser will have as of the Closing Date access to legally available funds sufficient to consummate the transactions contemplated by this Agreement. After giving effect to the transactions contemplated hereby, the Purchaser will have adequate surplus and the Repurchase Transaction will be in compliance with Section 160 of the Delaware General Corporation Law. The Purchaser's Massachusetts life insurance subsidiary has declared a dividend to the Purchaser at least in the amount of the Purchase Price and any and all insurance regulatory approvals relating to such dividend have been obtained.

Section 3.4    Due Diligence. All information that was made available to the Seller and/or the Seller's advisor(s) by the Purchaser in connection with the transactions contemplated hereby was provided and presented by the Purchaser in good faith and all answers to questions posed by the Seller and/or the Seller's advisor(s) to the Purchaser were given in good faith.

Section 3.5    Litigation. There are no pending actions, suits or proceedings against or affecting the Purchaser or any of its subsidiaries that, if determined adversely, would reasonably be expected to delay or interfere with the consummation of the transactions contemplated hereby, and no such actions, suits or proceedings are, to the knowledge of the Purchaser, threatened.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1    Lock-up. The Seller will not, without the prior written consent of the Purchaser, (1) offer for sale, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Seller or any affiliate of the Seller), directly or indirectly, including the filing (or participating in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with the meaning of Section 16 of the Exchange Act, any of the 8,081,542 Common Shares owned by the Seller immediately following the closing contemplated hereby, or any other shares of common stock of Purchaser or any securities convertible into, or exercisable, or exchangeable for, shares of common stock of Purchaser; or (2) publicly announce an intention to effect any such transaction, for a period of 30 calendar days after the date of this Agreement; provided, however, that the Seller may (a) sell Common Shares in connection with a tender offer made by a third party for all of the Common Shares, and (b) privately transfer, in a transaction not requiring registration under the Securities Act of 1933 and at a price not less than the Purchase Price per share, or bona fide pledge Common Shares, provided that, in each case in this clause (b), the transferee agrees to be bound by the restrictions set forth in this Section 4.1 for the remainder of such 30-calendar day period. Nothing contained herein will restrict actions taken as nominee or agent for customers in the ordinary course of business.

Section 4.2    Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid) to the address and to the attention of the person set forth in this Agreement. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.
If to the Purchaser, to:
Primerica, Inc.
3120 Breckinridge Blvd.
Duluth, Georgia 30099
Attn: General Counsel
with a copy to:
Kilpatrick Townsend and Stockton LLP
Suite 2800, 1100 Peachtree Street
Atlanta, GA 30309
Attn: David Stockton

if to the Seller, to:
Citigroup Inc.
388 Greenwich Street, 17th Floor
New York, NY 10013
Attn: General Counsel, Head of M&A Legal
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attn: Gregory A. Fernicola
Jeffrey A. Brill

Section 4.3    Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Repurchase Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior written and contemporaneous oral agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.4    Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.5    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.6    Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without giving effect to principles of conflicts of laws. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby.

Section 4.7    No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person's dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.8    Waiver; Consent. This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

Section 4.9    No Broker. Except as previously disclosed to the other party, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker's commission or finder's fee in connection with the transactions contemplated by this Agreement.

Section 4.10     Further Assurances. Each party hereto hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions consistent with the terms of this Agreement as may be reasonably necessary in order to accomplish the transactions contemplated by this Agreement.

Section 4.11     Costs and Expenses. Each party hereto shall each pay their own respective costs and expenses, including, without limitation, any commission or finder's fee to any broker or finder, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

Section 4.12     Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 4.13     Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

Section 4.14     Captions. The article and section captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 4.15     Public Announcements. Subject to each party's disclosure obligations imposed by law or obligations pursuant to any listing agreement with any securities exchange or the requirements of any self-regulatory organization, each of the parties hereto will cooperate with each other in the development and dissemination of all public news releases and other public information containing disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving their consent (which shall not be unreasonably withheld, delayed or conditioned), and each party shall coordinate with the other party with respect to any such news release or public disclosure.

Section 4.16     Specific Performance. The parties acknowledge and agree that a party could not be made whole by monetary damages in the event that any of the provisions of this Agreement are not performed by the other party in accordance with their specific terms or are otherwise breached. Accordingly, the parties agree that, in any such event, the parties shall be entitled to seek an injunction or injunctions to specifically enforce the terms and provisions hereof in an action instituted in any court of the State of Delaware having subject matter jurisdiction in respect thereof, and the parties further hereby agree to waive any requirement for the securing or posting of a bond in connection with the obtaining of such injunctive or other equitable relief.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.
THE PURCHASER:
PRIMERICA, INC.
By: ______________________
Name:
Title:
THE SELLER:
CITIGROUP INSURANCE HOLDING CORPORATION
By: ______________________
Name:
Title: